SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

September 27, 2012

Tactical Air Defense Services, Inc.

(Exact name of registrant as specified in its charter)

Nevada		88-0455809
(State or other jurisdiction		(IRS Employer
of Incorporation)		Identification Number)
123 West Nye Lane, Suite 517
Carson City, Nevada 89706
(Address of principal executive offices)

(775) 888-6744
(Issuer’s Telephone Number)

_____________________________________________________________________________________

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      .

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      .

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      .

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      .

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01

Entry into a Material Definitive Agreement.

On August 20, 2012, Tactical Air Defense Services, Inc. (the “Company”) entered into a Letter of Intent (the “LOI”) with Northrop TF5-1 Corp. (“TF5-1”) in connection with the Company’s acquisition of TF5-1. A copy of the LOI was attached as an exhibit to our Form 8-K filed on August 21, 2012, the terms of which are hereby incorporated by reference in their entirety

On September 27, 2012, the Company entered into an acquisition agreement and closed the acquisition (the “Acquisition Agreement”) with TF5-1. Through the Acquisition Agreement the Company acquired: (i) 100% of the equity interest in TF5-1 (the “TF5-1 Shares”) such that following the Acquisition Agreement, TF5-1 will continue its existing business operations as a wholly owned subsidiary of the Company; and (ii) 100% of TF5-1’s existing business and assets including, but not limited to, one (1) Canadair Ltd. CF-5 aircraft (the “CF-5 Aircraft”). A copy of the Acquisition Agreement has been attached as an exhibit to this Form 8-K, the terms of which are hereby incorporated by reference in their entirety.

Pursuant to and in connection with the Acquisition Agreement the Company: (i) issued TF5-1’s shareholder a secured convertible promissory note in the principle amount of One Million Three Hundred and Fifty Thousand Dollars ($1,350,000) (the “Convertible Note,”); (ii) issued TF5-1’s shareholder a secured non-convertible promissory note in the principle amount of Five Hundred Thousand Dollars ($500,000) (the “Note”); (iii) entered into security agreement securing the Notes with the TF5-1 Shares (the “Company Shares Security Agreement”); and (iv) entered into a separate security agreement securing the Notes with the CF-5 Aircraft (the “Aircraft Security Agreement”). A copy of the Convertible Note, the Note, the Company Shares Security Agreement and the Aircraft Security Agreement have been attached as exhibits to this Form 8-K, the terms of which are hereby incorporated by reference in their entirety.

Section 5 - Corporate Governance and Management

Item 5.03

Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On or about October 2, 2012, the Company filed a Certificate of Amendment to their Certificate of Designation amending the designation of the Series A Preferred Stock (the “Series A Preferred Stock”) and Series C Preferred Stock (the “Series C Preferred Stock”). The Series A Preferred Stock was amended to increase the number of authorized shares of Series A Preferred Stock to ten million shares; all other rights, preferences and privileges of the Series A Preferred Stock will remain the same as previously designated. The Series C Preferred Stock was re-designated to authorize up to twenty five million shares of Series C Preferred Stock, with each share of Series C Preferred Stock convertible into four hundred shares of Common Stock and maintaining a number of votes equal to the number of shares of Common Stock each share of Series C Preferred Stock is convertible into. A copy of the Certificate of Amendment to the Certificate of Designation has been attached as an exhibit to this Form 8-K and has been incorporated in its entirety by reference.

Item 7.01

Regulation FD Disclosure.

Press Releases

In connection with the Acquisition Agreement and concurrently with this Form 8-K, the Company issued a press release relating to the Acquisition Agreement as described in “Item 1.01 Entry Into Material Definitive Agreements” above.  A copy of this press release is furnished as an exhibit to this Report.

Section 9 – Financial Statements and Exhibits

Item 9.01

Financial Statements and Exhibits.

(d)

Exhibits.

Number	Description

3.1(i)	Certificate of Amendment to the Certificate of Designation amending the designation of the Series A Preferred Stock and Series C Preferred Stock.

10.1	Acquisition Agreement dated September 27, 2012

10.2	Secured Promissory Note issued by Tactical Air Defense Services, Inc. in the principle amount of Five Hundred Thousand Dollars ($500,000) dated September 27, 2012

10.3	Secured Convertible Promissory Note by Tactical Air Defense Services, Inc. in the principle amount of One Million Three Hundred and Fifty Thousand Dollars ($1,350,000) dated September 27, 2012

10.4	Company Shares Security Agreement dated September 27, 2012

10.5	Aircraft Security Agreement dated September 27, 2012

99.1

Press release dated as of October 1, 2012, entitled “Tactical Air Defense Services Closes Acquisition of Northrop TF5-1 Corp. relating to Letter of Intent between Tactical Air Defense Services, Inc. and Northrop TF5-1 Corp. (Deemed Furnished)

Dated:   October 4, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Tactical Air Defense Services, Inc. /s/ Alexis Korybut
By:	Alexis Korybut
Its:	Chief Executive Officer

3